UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): December 11, 2017

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017, at the quarterly meeting of the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) held in New York, NY, long-time Board Member Alan Siegel notified the Company of his intention to retire from the Board, effective immediately following the December 12, 2017 annual meeting of the shareholders. Mr. Siegel serves on the Board’s Nominating & Corporate Governance Committee, and his service in that role will also end effective upon his retirement. Mr. Siegel’s notification of his retirement from the Board did not result from a disagreement with the Company, and therefore disclosure under Item 5.02(a) of Form 8-K is not required.

The Board expressed its thanks to Mr. Siegel for his years of service to the Board.

The Board appointed Mr. Christopher J. Klein to fill the directorship position vacated by Mr. Siegel’s retirement. Mr. Klein, who has served as Chief Executive Officer of Fortune Brands Home and Security, Inc. since 2010, shall hold office until the 2018 annual meeting of shareholders. At the time of the appointment, it was not determined whether Mr. Klein would sit on any Board committee.

As part of his compensation, Mr. Klein will receive a grant of 1,000 restricted stock units of the Company pursuant to the Thor Industries, Inc. 2016 Equity and Incentive Plan. The restricted stock units are scheduled to vest on the anniversary date of the grant. Mr. Klein’s annual cash compensation will be $170,000 per year. In addition, the Company expects to enter into an indemnification agreement with Mr. Klein in connection with his appointment to the Board, which is expected to be substantially in the same form as previously filed with the Securities and Exchange Commission.

There is no arrangement or understanding between Mr. Klein and any other person pursuant to which he was selected as a director of the Company. Mr. Klein has no family relationships with any of the directors or executive officers of the Company. Mr. Klein has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Klein is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated December 11, 2017, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 11, 2017	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary